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                                                                  EXHIBIT 10.(z)


                            THIRD AMENDMENT TO LEASE
                            ------------------------


         Agreement (this "Third Amendment") made as of the 1st day of January, 2000 by and between Pari Management Corporation, a New York corporation with an address at 17 Catalina Drive, Kings Point, New York 11024 (hereinafter referred to as "Landlord"), and Enzolabs, Inc., a New York corporation with an address at 60 Executive Boulevard, Farmingdale, New York 11735 (hereinafter referred to as "Tenant").

         WHEREAS, Landlord and Tenant are parties to that certain lease between them, dated December 20, 1989, as amended by that First Amendment to Lease dated as of February __, 1991 and by that Second Amendment to Lease dated as of January 1, 1993 (as amended, the "Lease"), for the premises known as 60 Executive Boulevard, Farmingdale, New York (the "Leased Premises");

         WHEREAS, Paragraph 34(a) of the Lease permits the construction of additional Improvements upon the Land forming part of the Leased Premises and Landlord to rent same to Tenant or other third parties;

         WHEREAS, construction of 3,000 rentable square feet of such additional Improvements has been completed (the "Additional Space");

         WHEREAS, Paragraph 34(a) of the Lease provides Tenant with a Right of First Refusal to lease the Additional Space; and

         WHEREAS, Tenant would like to lease the Additional Space from Landlord, and Landlord would like to rent the Additional Space to Tenant.

         NOW THEREFORE, IT IS AGREED AS FOLLOWS:

         1. Tenant has constructed and shall improve and complete the Additional Space at its sole cost and expense in such a manner, design and method as Landlord shall determine in its sole and absolute discretion, and according to the further terms of the Lease.

         2. Tenant shall lease the entire Additional Space from Landlord as follows:

         a. Upon the same terms and conditions as are contained in the Lease;

         b. For a term commencing on January 1, 2000 (the "Commencement Date") and ending on the Lease Termination Date or the earlier date on which the Lease expires;

         c. At a rental equal to the rent per rentable square foot payable by Tenant pursuant to the Lease (in addition to additional rent and adjustments), multiplied by the number of rentable square feet in the Additional Space (which the parties hereto confirm shall be 3,000);


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         d.       With additional rental and adjustments payable pursuant to the terms of the Lease except that, notwithstanding anything to the contrary contained in this Third Amendment or in the Lease, with respect to the Additional Space only, for additional rent and adjustments provided for under the Lease which are calculated utilizing a base year, the Base Year shall be deemed to mean the full calendar year immediately prior to the calendar year in which the Commencement Date occurs;

         e.       In its "as is" condition on the Commencement Date; and

         f. Tenant shall, on the Commencement Date, deposit with Landlord a sum equal to two (2) months rent for the Additional Space as an additional Security Deposit to be held pursuant to Paragraph 33 of the Lease.

         3. Except as modified by this Third Amendment, all of the other terms and conditions contained in the Lease are hereby ratified and confirmed and shall remain in full force and effect.

         4. If the terms and provisions contained in this Third Amendment conflict with the terms and provisions of the Lease, the terms and conditions of this Third Amendment shall prevail. All of the capitalized terms contained but not defined herein shall have the same meaning as specified in the Lease.

         5. This Third Amendment cannot be changed or terminated orally and cannot be orally waived. The parties represent to each other that they are authorized to execute this Third Amendment and that all applicable corporate approvals have been obtained.

                                        Pari Management Corporation,
                                        Landlord


                                        By: /s/ Shahram Rabbani
                                           -------------------------------------


                                        Enzolabs, Inc.,
                                        Tenant


                                        By: /s/ Herb Bass
                                           -------------------------------------


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